Exhibit 99.1

Kinnate Biopharma Inc. Announces Second Quarter 2022 Financial Results and Recent Corporate Updates

•	Phase 1 clinical trial for KIN-2787, the company’s investigational pan-RAF inhibitor, was initiated in Taiwan by Kinnjiu Biopharma Inc., Kinnate’s China joint venture

•	U.S. Food and Drug Administration granted Orphan Drug Designation for KIN-2787 for the treatment of stage IIb-IV melanoma

•	Continued to expand clinical trial sites for KIN-2787 in the U.S. and globally

•	Cash, cash equivalents and investments of approximately $279.6 million as of June 30, 2022 (excluding cash from China joint venture)

SAN FRANCISCO and SAN DIEGO, Calif. – August 11, 2022 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a clinical-stage precision oncology company, today announced financial results for the quarter ended June 30, 2022, and recent corporate updates.

“Kinnate is making meaningful progress with its proprietary clinical and preclinical precision oncology programs,” said Nima Farzan, chief executive officer, Kinnate Biopharma Inc. “We continue to expand the global footprint of clinical trial sites for our pan-RAF inhibitor, KIN-2787, for which we expect to share initial clinical data later this year. The Kinnate Discovery Engine is actively generating new research leads, and with our financial strength, we’re well positioned to invest in breakthrough science and long-term growth of the company.”

Pipeline Updates

KIN-2787, pan-RAF Inhibitor

•
Announced that KN-8701, a Phase 1 clinical trial to evaluate KIN-2787, was initiated in Taiwan by Kinnjiu Biopharma Inc., Kinnate’s China joint venture to develop and commercialize its most advanced kinase inhibitors in the People's Republic of China, Hong Kong, Macau and Taiwan.

•
Granted Orphan Drug Designation (ODD) by the U.S. Food and Drug Administration for KIN-2787 for the treatment of stage IIb-IV melanoma. An ODD is granted to investigational therapies addressing rare medical diseases or conditions that affect fewer than 200,000 people in the U.S.

•
Published online abstract as part of the 2022 Annual Meeting of the American Society of Clinical Oncology (ASCO) meeting proceedings on the in vitro and in vivo preclinical studies evaluating KIN-2787 in combination with binimetinib in NRAS-mutant melanoma models. (View release)

•
Enrolling patients in the ongoing Phase 1 dose escalation portion of KN-8701 evaluating KIN-2787 at approximately 18 active trial sites, including in the U.S., Spain, France and Australia.  Initial monotherapy data is expected in the fourth quarter of 2022, and data for the binimetinib combination in the first half of 2023.

KIN-3248, FGFR Inhibitor

•	Presented the design and rationale of KN-4802, a Phase 1 clinical trial evaluating KIN-3248, the company’s investigational FGFR inhibitor, at the 2022 ASCO Annual Meeting. (View release)
•	Enrolling patients in the Phase 1 dose escalation portion of KN-4802, with initial clinical data for KIN-3248 expected in the second half of 2023.

Corporate Highlights

•	Expanded the organization to 82 full-time employees as of June 30, 2022, of which 61 were engaged in research and development activities.
•	The following senior leaders joined the company in the second quarter:
o	Robert Pelham, PhD, Vice President, Translational Medicine
o	Cheng Quah, MBBS, Vice President, Clinical Development

Second Quarter 2022 Financial Results

•	Cash and Cash Equivalents and Investments Position: As of June 30, 2022, the total of cash and cash equivalents and investments was $279.6 million, exclusive of Kinnjiu’s cash.
•	Research and Development Expenses: Second quarter research and development expenses for 2022 were $19.8 million, compared to $16.2 million for the same period in 2021.
•	General and Administrative Expenses: Second quarter general and administrative expenses for 2022 were $7.6 million, compared to $5.3 million for the same period in 2021.
•	Net Loss: Second quarter net loss for 2022 was $27.1 million, compared to $21.4 million for the same period in 2021.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company focused on expanding on the promise of targeted therapies for those battling cancer. The company is developing medicines for known oncogenic drivers where there are no approved targeted drugs and to overcome the limitations of marketed cancer therapies, such as non-responsiveness or acquired and intrinsic resistance. Kinnate has two lead clinical programs being studied in solid tumors with RAF, NRAS and FGFR-driven alterations, and is rapidly progressing a pipeline of additional small molecule drug candidates as part of the Kinnate Discovery Engine. The company is driven by the urgency and knowledge that patients are waiting for new, effective cancer medicines.  For more information, visit Kinnate.com and follow us on LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the potential benefits of our product candidates, including KIN-2787 and KIN-3248; the planned expansion of clinical trial sites for KN-8701; the expected timing of clinical data from KN-8701 and KN-4802; the potential benefits of the Kinnate Discovery Engine and progression of our pipeline; the financial condition of the company; and statements by our Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to recently transitioning to operating as a clinical-stage biopharmaceutical company with a limited operating history; the timing, progress and results of ongoing and planned preclinical studies and clinical trials for our current product candidates, our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical study results; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 that we have filed with the Securities and Exchange Commission (“SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Investor & Media Contact:

Priyanka Shah | Priyanka.Shah@kinnate.com | +1-908-447-6134

Kinnate Biopharma Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$35,065	$116,096
Cash at consolidated joint venture	29,420	33,593
Short-term investments	197,930	103,362
Prepaid expenses and other current assets	4,718	5,639
Total current assets	267,133	258,690
Property and equipment, net	3,292	956
Right-of-use lease assets	3,781	-
Long-term investments	46,604	105,449
Restricted cash	371	371
Deferred offering costs	641	641
Other non-current assets	2,074	757
Total assets	$323,896	$366,864

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$2,016	$3,148
Accrued expenses	8,612	9,239
Current portion of operating lease liabilities	836	-
Total current liabilities	11,464	12,387
Operating lease liabilities, long-term	3,703	-
Total liabilities	15,167	12,387
Redeemable convertible noncontrolling interests	35,000	35,000
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at June 30, 2022 and December 31, 2021; 0 shares outstanding at June 30, 2022 and December 31, 2021	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2022 and December 31, 2021; 44,096,921 and 43,855,944 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	473,525	463,089
Accumulated other comprehensive loss	(2,737)	(524)
Accumulated deficit	(197,063)	(143,092)
Total stockholders’ equity	273,729	319,477
Total liabilities, redeemable convertible noncontrolling interests and stockholders' equity	$323,896	$366,864

Kinnate Biopharma Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Operating expenses:
Research and development	$19,767	$16,242	$39,414	$28,908
General and administrative	7,639	5,327	15,051	10,142
Total operating expenses	27,406	21,569	54,465	39,050
Loss from operations	(27,406)	(21,569)	(54,465)	(39,050)
Other income, net	337	124	494	148
Net loss	(27,069)	(21,445)	(53,971)	(38,902)
Net loss attributable to redeemable convertible noncontrolling interests	-	-	-	-
Net loss attributable to Kinnate	$(27,069)	$(21,445)	$(53,971)	$(38,902)

Weighted-average shares outstanding, basic and diluted	44,002,391	43,535,887	43,942,986	43,506,825
Net loss per share, basic and diluted	$(0.62)	$(0.49)	$(1.23)	$(0.89)

Comprehensive loss:
Net loss	$(27,069)	$(21,445)	$(53,971)	$(38,902)
Other comprehensive loss:
Unrealized loss on investments	(557)	(34)	(2,213)	(65)
Total comprehensive loss	(27,626)	(21,479)	(56,184)	(38,967)
Comprehensive loss attributable to redeemable convertible noncontrolling interests	-	-	-	-
Comprehensive loss attributable to Kinnate	$(27,626)	$(21,479)	$(56,184)	$(38,967)